Exhibit 10.1

Grant No.: _____

GLOBAL IMAGING SYSTEMS, INC.
AMENDED AND RESTATED 1998 STOCK OPTION AND INCENTIVE PLAN

EXECUTIVE RESTRICTED STOCK AGREEMENT

            Global Imaging Systems, Inc., a Delaware corporation (the “Company”), hereby grants shares of its common stock, $.01 par value, (the “Stock”) to the Grantee named below, subject to the vesting conditions set forth in the attachment. Additional terms and conditions of the grant are set forth in this cover sheet, in the attachment and in the Company’s Amended and Restated 1998 Stock Option and Incentive Plan (the “Plan”).

Grant Date: June 27, 2002

Name of Grantee: Thomas S. Johnson

Grantee’s Social Security Number: _____-____-_____

Number of Shares of Stock Covered by Grant: 45,000

Purchase Price per Share of Stock: $.01

             By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is also attached. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

Grantee:
(Signature)

Company:
(Signature)

Title:

Attachment

             This is not a stock certificate or a negotiable instrument.

GLOBAL IMAGING SYSTEMS, INC.
AMENDED AND RESTATED 1998 STOCK OPTION AND INCENTIVE PLAN

EXECUTIVE RESTRICTED STOCK AGREEMENT

Restricted Stock/ Nontransferability	This grant is an award of Stock in the number of shares set forth on the cover sheet, at the purchase price set forth on the cover sheet, and subject to the vesting conditions described below (“Restricted Stock”). You agree to pay the purchase price for the Restricted Stock concurrent with your execution of this agreement. To the extent not yet vested, your Restricted Stock may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Restricted Stock be made subject to execution, attachment or similar process.

Termination of Service	For purposes of this Agreement, “Service” shall mean your employment with the Company or a Service Provider or your service as a Service Provider.

Issuance and Vesting

The Company will issue your Restricted Stock in your name as of the Grant Date.

The vesting commencement date for your shares of Restricted Stock is April 1, 2002 (the “Restricted Stock Vesting Commencement Date”). Your right to the Stock under this Restricted Stock grant vests as to 20% of the shares of Restricted Stock on the third anniversary of the Restricted Stock Vesting Commencement Date and as to an additional 30% of the shares of Restricted Stock on the fourth anniversary of the Restricted Stock Vesting Commencement Date. Your right as to the remainder of the shares of Restricted Stock vests on the fifth anniversary of the Restricted Stock Vesting Commencement Date.

Upon your termination of Service without Cause (as that term is defined in the Senior Executive Agreement between you and the Company, effective April 1, 2002 (the “Senior Executive Agreement”)), your rights as to all shares of Restricted Stock shall immediately vest.

Upon your termination of Service for Good Reason (as that term is defined in the Senior Executive Agreement), your rights as to all shares of Restricted Stock shall immediately vest.

No additional shares of Restricted Stock shall vest upon your termination of Service for Cause, your termination of Service without Good Reason, or your retirement before the third anniversary of the Restricted Stock Vesting Commencement Date.

If your Service terminates as a result of your death or as a result of your “permanent disability” (as that term is defined in the Senior Executive Agreement), your rights as to all shares of Restricted Stock shall immediately vest.

Right of Repurchase for Unvested Stock	In the event that your Service terminates, taking into account any accelerated vesting under the previous section, the Company shall have the right to purchase all of the shares of Stock subject to this grant that have not yet vested (the “Repurchase Right”). If the Company fails to purchase such Stock within 90 days after the effective date of the termination of your Service, the Company’s right to purchase such Stock shall terminate. The purchase price for any Stock repurchased shall be the price that you paid for those shares of Stock and shall be paid in immediately available funds.

Escrow

The certificates for the Restricted Stock shall be deposited in escrow with the Secretary of the Company to be held in accordance with the provisions of this paragraph. The deposited certificates shall remain in escrow until such time or times as the certificates are to be released as discussed below. Upon delivery of the certificates to the Company, you shall be issued an instrument of deposit acknowledging the number of shares of Stock delivered in escrow to the Secretary of the Company.

All regular cash dividends on the Stock (or other securities at the time held in escrow) shall be paid directly to you and shall not be held in escrow. However, in the event of any stock dividend, stock split, recapitalization or other change affecting the Company’s outstanding common stock as a class effected without receipt of consideration or in the event of a stock split, a stock dividend or a similar change in the Company Stock, any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Stock shall be immediately delivered to the Secretary of the Company to be held in escrow hereunder, but only to the extent the Stock is at the time subject to the escrow requirements hereof.

The shares of Stock held in escrow hereunder shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company for repurchase and surrender:

•
As your interest in the shares vests as described above, the certificates for such vested shares shall be released from escrow and delivered to you, at your request, in accordance with the following schedule:

	–	The initial release of any vested shares (or other vested assets and securities) from escrow shall be effected within thirty (30) days following April 1, 2005.

	–	The second release of any vested shares (or other vested assets and securities) from escrow shall be effected within thirty (30) days following April 1, 2006.

	–	Subsequent release of any vested shares from escrow shall be effected within thirty (30) days following April 1, 2007.

	–	Upon termination of your Service, any escrowed shares in which you are at the time vested shall be promptly released from escrow

•
Should the Company exercise its Repurchase Right with respect to any unvested shares held at the time in escrow hereunder, then the escrowed certificates for such unvested shares shall, concurrently  with the payment by the Company of the purchase price for such shares of Stock, be surrendered to the Company for cancellation, and you shall have no further rights with respect to such shares of Stock.

•
Should the Company elect not to exercise its Repurchase Right with respect to any shares held at the time in escrow hereunder, then the escrowed certificates for such shares shall be surrendered to you.

Withholding Taxes	You agree, as a condition of this grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting of Stock acquired under this grant. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting of shares arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any affiliate.

Section 83(b) Election	Under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the difference between the purchase price paid for the shares of Stock and their fair market value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. For this purpose, “forfeiture restrictions” include the Company’s Repurchase Right as to unvested Stock described above. You may elect to be taxed at the time the shares are acquired rather than when such shares cease to be subject to such forfeiture restrictions by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Grant Date. You will have to make a tax payment to the extent the purchase price is less than the fair market value of the shares on the Grant Date. No tax payment will have to be made to the extent the purchase price is at least equal to the fair market value of the shares on the Grant Date. The form for making this election is attached as Exhibit A hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you (in the event the fair market value of the shares increases after the date of purchase) as the forfeiture restrictions lapse.

YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY 83(b) ELECTION.

Retention Rights	This Agreement does not give you the right to be retained by the Company (or any affiliates) in any capacity. The Company (and any affiliates) reserve the right to terminate your Service at any time and for any reason.

Shareholder Rights	You have the right to vote the Restricted Stock and to receive any dividends declared or paid on such stock. Any distributions you receive as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be deemed to be a part of the Restricted Stock and subject to the same conditions and restrictions applicable thereto. The Company may in its sole discretion require any dividends paid on the Restricted Stock to be reinvested in shares of Stock, which the Company may in its sole discretion deem to be a part of the shares of Restricted Stock and subject to the same conditions and restrictions applicable thereto. Except as described in the Plan, no adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued.

Adjustments	In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of shares covered by this grant may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your Restricted Stock shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends	All certificates representing the Stock issued in connection with this grant shall, where applicable, have endorsed thereon the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND RIGHTS TO REPURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan	The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant of Restricted Stock. Any prior agreements, commitments or negotiations concerning this grant are superseded.

             By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

EXHIBIT A

ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE

            The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

            1.   The name, address and social security number of the undersigned:

                        Name:________________________________________________

                        Address:______________________________________________

                        _____________________________________________________

                        Social Security No. :_____________________________________

            2.   Description of property with respect to which the election is being made:

_____________ shares of common stock, par value $.01 per share, Global Imaging Systems, Inc., a Delaware corporation, (the “Company”).

            3.   The date on which the property was transferred is ____________ __, 2002.

            4.   The taxable year to which this election relates is calendar year 2002.

            5.   Nature of restrictions to which the property is subject:

          The shares of stock are subject to the provisions of a Restricted Stock Agreement between the undersigned and the Company. The shares of stock are subject to forfeiture under the terms of the Agreement.

6.	The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $__________ per share, for a total of $__________.

            7.   The amount paid by taxpayer for the property was $__________.

            8.   A copy of this statement has been furnished to the Company.

Dated: _____________, 2002

Taxpayer’s Signature

Taxpayer’s Printed Name

PROCEDURES FOR MAKING ELECTION
UNDER INTERNAL REVENUE CODE SECTION 83(b)

                                     The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:1

                                     1.    You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Grant Date of your Restricted Stock.

                                     2.    At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

                                     3.     You must file another copy of the election form with your federal income tax return (generally, Form 1040) for the taxable year in which the stock is transferred to you.

______________

[1]	Whether or not to make the election is your decision and may create tax consequences for you. You are advised to consult your tax advisor if you are unsure whether or not to make the election.